Exhibit 99.1

JMP GROUP ANNOUNCES CHANGE TO TAX STATUS AND SPECIAL CASH DISTRIBUTION

SAN FRANCISCO, Jan. 17, 2019 — JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, announced today that its board of directors has approved a change of the company’s tax status. The company intends to file an election with the Internal Revenue Service to be treated as a C corporation for tax purposes, rather than as a partnership, with an effective date retroactive to January 1, 2019.

While the company expects the change of its tax status to be dilutive to reported earnings, because net income derived from the investment activities of its previously untaxed pass-through entities will now be taxed at a corporate rate, the company anticipates that the change will result in an increase of after-tax cash return to shareholders who are residents in highly taxed states. In addition, the company believes that the change will simplify its reporting structure, resulting in lower corporate costs, and will broaden the appeal of its shares to institutional investors that were unable or unwilling to receive a Schedule K-1 tax statement, which the company generated in years when it was taxed as a partnership, thereby enhancing the company’s access to the capital markets.

Additionally, the company’s board of directors has declared a special cash distribution in the amount of $0.05 per share to offset the increased taxation of those who were shareholders during 2018, which resulted from the elimination of certain pass-through deductions by partnerships under the latest tax code. This distribution will be payable on February 15, 2019, to shareholders of record as of January 31, 2019.

In April, the company expects to initiate regular quarterly cash distributions, intended to reflect an annual payout ratio of approximately 50% of operating net income. As a partnership, the company targeted an annual payout ratio of approximately 90% to 100%.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. In particular, this press release contains forward looking statements about the effect of a change in corporate tax status to reported earnings, anticipated after-tax cash return to shareholders, and the indented distribution amount and frequency subsequent to the change in tax status. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2017, as filed with the U.S. Securities and Exchange Commission on March 28, 2018, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2017, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture and private capital, and credit management activities through Harvest Capital Strategies, JMP Asset Management and JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

Investor Relations Contact JMP Group LLC Andrew Palmer (415) 835-8978 apalmer@jmpg.com	Media Relations Contacts Dukas Linden Public Relations, Inc. Zach Leibowitz (646) 722-6528 zach@dlpr.com Alyssa Noud (646) 722-6525 alyssa@dlpr.com

© 2019 JMP Group LLC